UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2025

Maze Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42490	82-2635018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

171 Oyster Point Blvd., Suite 300
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 850-5070

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - par value $0.001 per share	MAZE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2025, the Board of Directors (the “Board”) of Maze Therapeutics, Inc. (the “Company”) appointed Hervé Hoppenot as a Class II director and as the Chairman of the Board, effective October 6, 2025 (the “Appointment Date”). Mr. Hoppenot succeeds Dr. Charles Homcy as Chairman of the Board, and Dr. Homcy will continue to serve as a director.

Mr. Hoppenot also currently serves on the board of directors of Incyte Corporation, where he has served since January 2014. Mr. Hoppenot has also been a member of the Conseli d’Administration of Laboratoires Pierre Fabre since 2024 and has served on the board of directors of Bicycle Therapeutics PLC since September 2025. Mr. Hoppenot served as the Chief Executive Officer of Incyte Corporation from January 2014 to June 2025 and as chair of the board of directors of Incyte Corporation from May 2015 to June 2025. Prior to that, Mr. Hoppenot served as the President of Novartis Oncology Global Business Unit, Novartis Pharmaceuticals Corporation, the U.S. subsidiary of Novartis AG, a pharmaceutical company, from January 2010 to January 2014. Prior to that, Mr. Hoppenot served in other executive positions at Novartis Pharmaceuticals Corporation, serving from September 2006 to January 2010 as Chief Commercial Officer of Novartis Oncology and Head of Global Product Strategy & Scientific Development of Novartis Pharmaceuticals Corporation, and from 2004 to September 2006 as Senior Vice President, Head of Global Marketing of Novartis Oncology. Prior to joining Novartis, Mr. Hoppenot served in various senior roles of increasing responsibility at Aventis S.A. (formerly Rhône Poulenc S.A.), including as Vice President Oncology US of Aventis Pharmaceuticals, Inc. from 2000 to 2003. Mr. Hoppenot earned a degree at ESSEC Business School.

In connection with Mr. Hoppenot’s appointment as a non-employee director on the Board, he will receive a pro rata portion of the $40,000 annual retainer for service as a director for the remaining portion of the year, and a pro rata portion of the $30,000 annual retainer for service as Chairman of the Board for the remaining portion of the year, each in accordance with the Company’s existing compensation policy for non-employee directors. In addition, the Board granted to Mr. Hoppenot, effective October 6, 2025, an option to purchase up to 36,000 shares of the Company’s common stock (the “Option Award”), with 1/36th of the shares underlying the Option Award vesting and becoming exercisable on each monthly anniversary of the Appointment Date, subject to his continued service to the Company.

Except as described above, there are no arrangements or understandings between Mr. Hoppenot and any other persons, pursuant to which Mr. Hoppenot was selected as a member of the Board or as its Chair. No family relationships exist among any of the Company’s directors or executive officers and Mr. Hoppenot. Mr. Hoppenot does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2025	By:	/s/ Courtney Phillips
Courtney Phillips General Counsel and Corporate Secretary